UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 30549

_________________

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SMART BALANCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-2949397
(State of incorporation or organization)	(I.R.S. employer identification no.)

6106 Sunrise Ranch Drive
Longmont, Colorado 80503
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number to which this form relates: _______________ (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:   None

        This amendment is being filed by the registrant to correctly state the name of the exchange on which its common stock is to be registered, as shown on the cover page of this amendment.

Item 1.	Description of Registrant’s Securities to be Registered

          A description of the common stock to be registered hereunder is contained in the section entitled “Description of Securities – Common Stock,” which is on page 112 of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 27, 2007 and is incorporated herein by reference.

Item 2.	Exhibits

          Not applicable.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SMART BALANCE, INC.
(Registrant)
By: /s/ Robert S. Gluck
Robert S. Gluck
Vice Chairman and Chief Financial Officer

Dated July 19, 2007

3